EXHIBIT 23.2


                      ALEX SHESHUNOFF & CO.





                         March 16, 1998



Board of Directors
Mercer Insurance Group, Inc.
10 North Highway 31
Pennington, New Jersey   08534

Directors:

     We hereby consent to the inclusion of our firm's name in
(a) the Application for Approval to Convert from Mutual to Stock Form of Mercer Mutual Insurance Company dated November 26, 1997, as filed with the Pennsylvania Department of Insurance, and any amendments thereto, and (b) the Registration Statement on Form S-1 of Mercer Insurance Group, Inc. filed with the Securities and Exchange Commission, and any amendments thereto. We also hereby consent to the inclusion of, summary of and reference to (i) our Conversion Valuation Report dated November 26, 1997 and (ii) our statement concerning the value of subscription rights, in such filings and in the Prospectus of Mercer Insurance Group, Inc.


                              Sincerely,

                              /s/ Gerard Feil

                              ALEX SHESHUNOFF & CO.
                              INVESTMENT BANKING